Exhibit 99.2 - Explanation of Responses


(1) That certain letter agreement with respect to the Issuer's securities, dated as of March 4, 2007 and amended as of March 23, 2007, by and among OppenheimerFunds, Inc., D. E. Shaw Valence Portfolios, L.L.C., Tutor Investment Corporation, S.A.C. Capital Advisors, LLC ("SAC Advisors") and ZelnickMedia Corporation terminated pursuant to its terms on April 2, 2007.

(2) S.A.C. Capital Associates, LLC ("SAC Capital Associates"), S.A.C. Meridian Fund, LLC ("SAC Meridian"), S.A.C. Select Fund, LLC ("SAC Select"), Sigma Capital Associates, LLC ("Sigma Capital Associates") and CR Intrinsic Investments, LLC ("CR Intrinsic Investments"), each an Anguillan limited liability company, each directly own Common Stock of the Issuer. SAC Advisors and S.A.C. Capital Management, LLC ("SAC Management") are investment managers to SAC Capital Associates, SAC Meridian and SAC Select; Sigma Capital Management, LLC ("Sigma Management") is investment manager to Sigma Capital Associates; and CR Intrinsic Investors, LLC ("CR Intrinsic Investors") is investment manager to CR Intrinsic Investments.

(3) Pursuant to investment management agreements, (i) each of SAC Advisors and SAC Management share all investment and voting power with respect to the securities held by each of SAC Capital Associates, SAC Meridian and SAC Select,
(ii) Sigma Management maintains investment and voting power with respect to the securities held by Sigma Capital Associates and (iii) CR Intrinsic Investors maintains investment and voting power with respect to the securities held by CR Intrinsic Investments. Steven A. Cohen controls each of SAC Advisors, SAC Management, CR Intrinsic Investors, and Sigma Management. CR Intrinsic Investments is a wholly owned subsidiary of SAC Capital Associates. In accordance with Instruction 5(b)(iv), the entire amount of the Issuer's securities held by SAC Capital Associates, SAC Meridian, SAC Select, Sigma Capital Associates and CR Intrinsic Investments is reported herein. The Reporting Persons disclaim any beneficial ownership of any of the Issuer's securities to which this report relates for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, except to the extent of its indirect pecuniary interest therein, and this report shall not be deemed an admission that any Reporting Person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.